Exhibit 99.1

Standard BioTools Reports Second Quarter 2024 Financial Results

Delivered revenue of $37.2 million

Accelerated merger synergies with $80 million expected to be operationalized in 2024

Revised FY2024 revenue guidance; on-track to achieve anticipated break-even adjusted EBITDA for full-year 2026

Current balance sheet of $396 million cash, cash equivalents, restricted cash and short-term investments

SOUTH SAN FRANCISCO, Calif., July 31, 2024 -- Standard BioTools Inc. (“Standard BioTools” or the “Company”) (NASDAQ: LAB) today announced unaudited interim financial results for the second quarter and six months ended June 30, 2024.

“We are laser-focused on optimizing our cost structure, already seeing early integration synergy realization in the second quarter of 2024, and accelerating our $80 million cost reduction target, which we expect to be operationalized by the end of 2024 – a year ahead of plan,” said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools. “We remain on-track to hit our adjusted EBITDA break-even target for the full year 2026, and are well-capitalized with nearly $400 million in cash to execute on our strategic vision.”

Egholm continued, “Strong operational execution was offset by weaker-than-anticipated second quarter revenues. SomaScan services experienced service contract delays and instrument sales were impacted by the lingering constrained capital purchase environment. We are confident the business issues we experienced are transitory, as we believe the challenge of running a concentrated services business will moderate as Standard BioTools Business System is more fully deployed.”

“It is early days for the Standard BioTools strategy and vision as we bring improved operational discipline to a diversified set of product solutions. Our potential M&A pipeline remains robust and we are all fully committed to delivering long-term sustainable growth and value for our shareholders," added Egholm.

2024 Selected Unaudited Interim Financial Results

	As Reported
	Quarter Ended	Six Months Ended
(Unaudited, in millions, except percentages)	June 30, 2024	June 30, 2024
Revenue	$37.2	$82.7
Gross margin	40.1%	47.2%
Non-GAAP gross margin	45.0%	51.1%
Operating expenses	$65.4	$149.8
Non-GAAP operating expenses	$47.8	$97.1
Operating loss	$(50.5)	$(110.7)
Net loss	$(45.7)	$(77.9)
Adjusted EBITDA	$(31.0)	$(54.8)
Cash, cash equivalents, restricted cash, and short-term investments	$396.0

•
Revenue was $37 million in the second quarter, up 34% year-over-year, and $83 million for the first half of 2024, up 57%, reflecting the impact of SomaScan assay services, kits and related revenue in 2024.

•
Cash, cash equivalents, restricted cash and short-term investments at June 30, 2024 were $396 million, reflecting payment in the second quarter of $38 million of expenses related to the merger (the “Merger”) with SomaLogic, Inc. (“SomaLogic”) and the completed repurchases of the Company’s common stock in the second quarter.

Selected Pro Forma Combined Unaudited Interim Financial Results

The selected 2024 unaudited pro forma financial information combines the Company's financial results for the three- and six- month periods ended June 30, 2024 and the historical results of SomaLogic for the five-day period ended on January 5, 2024, the closing date of the Merger. The selected unaudited pro forma financial information for 2023 combines the historical results of the Company and SomaLogic for their respective three- and six- month periods ended June 30, 2023. See “Unaudited Pro Forma Results” below for discussion of the pro forma financial information.

	Pro Forma Combined
	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
(Unaudited, in millions, except percentages)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue	$37.2	$48.1	$83.4	$93.6
Gross margin	40.1%	44.6%	45.2%	44.6%
Non-GAAP gross margin	45.0%	53.4%	51.2%	52.5%
Operating expenses	$65.4	$67.8	$153.2	$147.3
Non-GAAP operating expenses	$47.8	$58.9	$90.3	$123.0
Operating loss	$(50.5)	$(46.3)	$(115.5)	$(105.5)
Net loss	$(45.7)	$(39.6)	$(107.7)	$(67.8)
Adjusted EBITDA	$(31.0)	$(32.6)	$(47.4)	$(71.2)

•
Revenue of $37 million in the second quarter was down 23% year-over-year; and first half 2024 revenue of $83 million was down 11% year-over-year, primarily reflecting timing of large customer projects and continuing macroeconomic headwinds.

•
Product revenue of $22 million in the second quarter was down 10% year-over-year; and first half 2024 revenue of $46 million was up 6% year-over-year. The Company saw expansion in authorized sites and related pull-through, offset by a decline in instruments and consumables.

•
Service revenue of $14 million in the second quarter was down 37% year-over-year, and first half 2024 revenue of $36 million was down 25% year-over-year. The biggest driver of the year-over-year declines was the SomaScan assay services business, where lower-then-expected revenue results were driven primarily by timing of large projects from top customers, largely in Europe.

•
Gross margins in the second quarter of 2024 were approximately 40%, versus 45% in the second quarter of 2023; and non-GAAP gross margins in the second quarter of 2024 were approximately 45%, versus 53% in the second quarter of 2023. Gross margins in the first half of the year were approximately 45% in both 2024 and 2023; and non-GAAP gross margins were approximately 51% in the first half of 2024 and 53% for the same period in 2023. Gross margins and non-GAAP gross margins in 2024 were impacted by volume declines in assay services and instrument replacement costs in the second quarter.

•
Operating expenses in the second quarter of 2024 decreased $2 million, or 3%, compared to the second quarter of 2023, to $65 million, and non-GAAP operating expenses, which exclude Merger-related costs, stock-based compensation, and restructuring charges, declined $11 million, or 19%, compared to the second quarter of 2023, to $48 million. For the first half of 2024, operating expenses increased by $6 million, or 4%, compared to the first half of 2023, to $153 million, while non-GAAP operating expenses decreased by $33 million, or 27%, compared to the same period in 2023,to $90 million.

•
Net loss for the second quarter of 2024 increased by $6 million, or 16%, compared to the second quarter of 2023, to a loss of $46 million, while adjusted EBITDA improved nearly $2 million, or 5%, compared to the second quarter of 2023, to a loss of $31 million. Net loss for the first half of 2024 increased by $40 million, or 59%, compared to the first half of 2023, to a loss of $108 million, due in large part to a $25 million bargain purchase gain related to the merger with SomaLogic that is assumed to have occurred in 2023 for purposes of the pro formas, while adjusted EBITDA improved $24 million, or 33%, compared to the first half of 2023, to a loss of $47 million.

Other Financial Highlights

•
The Company repurchased approximately 11.3 million shares of common stock during the second quarter of 2024 for an aggregate purchase price of approximately $29 million at an average price of $2.57 per share under the Company’s previously announced common stock repurchase program.

Updated FY 2024 Revenue Outlook

Following its second quarter 2024 results, the Company has revised its full year 2024 revenue guidance to a range of $170 million to $175 million.

Second Quarter 2024 Earnings Conference Call Information

Standard BioTools will host a conference call and webcast on July 31, 2024 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss second quarter 2024 financial results. Live audio of the webcast will be available online along with an archived version of the webcast under the Events & Presentations page of the Company’s website.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers: 1-888-346-3970

Outside US callers: 1-412-902-4297

Use of Non-GAAP Financial Information

Standard BioTools has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis. The non-GAAP financial measures included in this press release are non-GAAP gross margin, non-GAAP operating expenses, and adjusted EBITDA. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of the Company’s core operating performance. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the Company’s core operating results. Management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Standard BioTools encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Unaudited Pro Forma Results

The unaudited pro forma financial information for six months ended June 30, 2024 combines the Company's financial results for the six months ended June 30, 2024 and the historical results of SomaLogic for the 5-day period ended on the January 5, 2024, the closing date of the Merger. The unaudited pro forma financial information for the three and six months ended June 30, 2023 combines the historical results of the Company and SomaLogic for their respective three- and six-month periods ended June 30, 2023. The pro forma financial information for all periods presented has been adjusted to include certain nonrecurring impacts associated with the Merger, including the bargain purchase gain and transaction costs.

The unaudited pro forma financial information for all periods presented includes the business combination accounting effects resulting from the Merger, mainly including adjustments to reflect additional amortization expense from acquired intangible assets, adjustments to stock-based compensation expense, and additional depreciation expense from the acquired property and equipment. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisitions had taken place on January 1, 2023. The results of SomaLogic have been consolidated with the Company's results since the Closing Date.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding future financial and business performance, including with respect to future revenue, net loss and adjusted EBITDA; operational and strategic plans; deployment of capital; market and growth opportunity and potential; and the potential to realize the expected benefits of the Merger and the Company’s integration of SomaLogic, including the potential for it to drive long-term profitable growth. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to, risks that the anticipated benefits of the Merger and the integration of SomaLogic, including the potential for it to drive long-term profitable growth, may not be fully realized or may take longer to realize than expected; risks that the Company may not realize expected cost savings from the Merger or its restructuring, including the anticipated decrease in operational expenses, at the levels it expects; possible integration, restructuring and transition-related disruption, including through the loss of customers, suppliers, and employees and adverse impacts on the Company’s development activities and results of operation; integration and restructuring activities, including customer and employee relations, management distraction, and reduced operating performance; risks that internal and external costs required for ongoing and planned activities may be higher than expected, which may cause the Company to use cash more quickly than it expects or change or curtail some of the Company’s plans, or both; risks that the Company’s expectations as to expenses, cash usage, and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; changes in the Company’s business or external market conditions; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, the Company’s products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; continued or sustained budgetary, inflationary, or recessionary pressures; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties relating to the Company’s research and development activities, and distribution plans and capabilities; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. For information regarding other related risks, see the “Risk Factors” section of the Company’s annual report on Form 10-K filed with the SEC on March 1, 2024, and in the Company’s other filings with the SEC. These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), the parent company of SomaLogic Inc. and previously known as Fluidigm Corporation has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology and immunotherapy. Learn more at standardbio.com or connect with us on X, Facebook®, LinkedIn, and YouTube™.

For Research Use Only. Not for use in diagnostic procedures.

Limited Use Label License and other terms may apply: www.standardbio.com/legal/salesterms. Patent and License Information: www.standardbio.com/legal/notices. Trademarks: www.standardbio.com/legal/trademarks. Any other trademarks are the sole property of their respective owners. ©2024 Standard BioTools Inc. (f.k.a. Fluidigm Corporation). All rights reserved.

Investor Contact

David Holmes
Gilmartin Group LLC
ir@standardbio.com

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$22,163	$21,665	$45,755	$39,103
Services revenue	14,053	5,821	35,080	12,702
Collaboration and other revenue	989	180	1,910	980
Total revenue	37,205	27,666	82,745	52,785
Cost of revenue:
Cost of product revenue	12,202	11,883	24,983	21,873
Cost of services revenue	10,070	2,181	18,579	4,973
Cost of collaboration and other revenue	25	—	87	56
Total cost of revenue	22,297	14,064	43,649	26,902
Gross profit	14,908	13,602	39,096	25,883
Operating expenses:
Research and development	19,222	6,184	35,202	12,613
Selling, general and administrative	37,674	22,600	84,617	43,895
Restructuring and related charges	5,749	2,267	10,033	3,417
Transaction and integration expenses	2,782	—	19,945	—
Total operating expenses	65,427	31,051	149,797	59,925
Loss from operations	(50,519)	(17,449)	(110,701)	(34,042)
Bargain purchase gain	—	—	25,213	—
Interest income, net	4,444	244	9,618	316
Other income (expense), net	412	466	(1,822)	407
Loss before income taxes	(45,663)	(16,739)	(77,692)	(33,319)
Income tax benefit (expense)	(55)	(301)	(183)	(564)
Net loss	$(45,718)	$(17,040)	$(77,875)	$(33,883)
Induced conversion of redeemable preferred stock	—	—	(46,014)	—
Net loss attributable to common stockholders	$(45,718)	$(17,040)	$(123,889)	$(33,883)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.22)	$(0.37)	$(0.43)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted	372,331	78,669	333,228	78,873

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$269,811	$51,704
Short-term investments	124,902	63,191
Accounts receivable, net	32,441	19,660
Inventory	42,618	20,533
Prepaid expenses and other current assets	10,257	3,127
Total current assets	480,029	158,215
Inventory, non-current	16,252	—
Royalty receivable, non-current	3,738	—
Property and equipment, net	42,569	24,187
Operating lease right-of-use asset, net	31,531	30,663
Other non-current assets	4,282	2,285
Acquired intangible assets, net	24,078	1,400
Goodwill	106,253	106,317
Total assets	$708,732	$323,067

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,570	$9,236
Accrued liabilities	31,929	21,019
Operating lease liabilities, current	5,851	4,323
Deferred revenue, current	15,113	11,607
Deferred grant income, current	3,562	3,612
Term loan, current	—	5,000
Convertible notes, current	54,783	54,530
Total current liabilities	123,808	109,327
Convertible notes, non-current	299	569
Term loan, non-current	—	3,414
Deferred tax liability	841	841
Operating lease liabilities, non-current	29,617	30,374
Deferred revenue, non-current	33,395	3,520
Deferred grant income, non-current	8,995	10,755
Other non-current liabilities	1,516	1,065
Total liabilities	198,471	159,865
Mezzanine equity:
Redeemable preferred stock	—	311,253
Total stockholders’ equity (deficit)	510,261	(148,051)
Total liabilities, mezzanine equity and stockholders’ equity (deficit)	$708,732	$323,067

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net loss	$(77,875)	$(33,883)
Bargain purchase gain	(25,213)	—
Stock-based compensation expense	18,341	6,262
Amortization of acquired intangible assets	2,822	5,600
Depreciation and amortization	6,228	1,688
Accretion of discount on short-term investments, net	(4,544)	(151)
Non-cash lease expense	2,949	1,902
Provision for excess and obsolete inventory	1,874	572
Change in fair value of warrants	(453)	—
Other non-cash items	868	327
Changes in assets and liabilities, net	(26,523)	(131)
Net cash used in operating activities	(101,526)	(17,814)

Investing activities
Cash and restricted cash acquired in merger	280,033	—
Purchases of short-term investments	(147,984)	(6,836)
Proceeds from sales and maturities of investments	239,000	91,964
Purchases of property and equipment	(2,718)	(1,848)
Net cash provided by investing activities	368,331	83,280

Financing activities
Repayment of term loan and convertible notes	(8,192)	—
Payment of term loan fee	(545)	—
Repurchase of common stock	(40,490)	(4,841)
Proceeds from ESPP stock issuance	425	326
Payments for taxes related to net share settlement of equity awards and other	(344)	(127)
Proceeds from exercise of stock options	1,052	—
Net cash used in financing activities	(48,094)	(4,642)
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(110)	(49)
Net increase in cash, cash equivalents and restricted cash	218,601	60,775
Cash, cash equivalents and restricted cash at beginning of period	52,499	82,324
Cash, cash equivalents and restricted cash at end of period	$271,100	$143,099

Cash, cash equivalents, and restricted cash consists of:
Cash and cash equivalents	$269,811	$142,304
Restricted cash	1,289	795
Total cash, cash equivalents and restricted cash	$271,100	$143,099

STANDARD BIOTOOLS INC.

REVENUE AND NON-GAAP PRO FORMA COMBINED REVENUE

(In thousands)

(Unaudited)

	As Reported
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Product revenue:
Instruments	$7,047	$11,587	$11,950	$17,510
Consumables	8,847	10,078	19,258	21,593
SomaScan assay kits and related	6,269	-	14,547	-
Total product revenue	22,163	21,665	45,755	39,103
Service revenue:
Assay services	7,680	-	22,542	-
Instrument support services	6,373	5,821	12,538	12,702
Total service revenue	14,053	5,821	35,080	12,702
Product and service revenue	36,216	27,486	80,835	51,805
Collaboration and other revenue	989	180	1,910	980
Total revenue	$37,205	$27,666	$82,745	$52,785

	Non-GAAP Pro Forma
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Product revenue:
Instruments	$7,047	$11,587	$11,950	$17,510
Consumables	8,847	10,078	19,258	21,593
SomaScan assay kits and related	6,269	2,909	14,548	4,095
Total product revenue	22,163	24,574	45,756	43,198
Service revenue:
Assay services	7,680	16,597	23,145	35,016
Instrument support services	6,373	5,821	12,538	12,702
Total service revenue	14,053	22,418	35,683	47,718
Product and service revenue	36,216	46,992	81,439	90,916
Collaboration and other revenue	989	1,142	1,951	2,716
Total revenue	$37,205	$48,134	$83,390	$93,632

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND MARGIN PERCENTAGE

	As Reported
	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Gross profit	$14,908	$13,602	$39,096	$25,883
Amortization of acquired intangible assets	555	2,800	2,511	5,600
Depreciation and amortization	967	335	1,991	658
Stock-based compensation expense	294	107	533	460
Cost of sales adjustment	—	—	(1,812)	—
Restructuring costs	—	—	—	—
Non-GAAP gross profit	$16,724	$16,844	$42,319	$32,601

Gross margin percentage	40.1%	49.2%	47.2%	49.0%
Amortization of acquired intangible assets	1.5%	10.1%	3.0%	10.6%
Depreciation and amortization	2.6%	1.2%	2.4%	1.2%
Stock-based compensation expense	0.8%	0.4%	0.6%	0.9%
Cost of sales adjustment	0.0%	0.0%	(2.2)%	0.0%
Non-GAAP gross margin percentage	45.0%	60.9%	51.1%	61.7%

	Non-GAAP Pro Forma Combined
	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Gross profit	$14,908	$21,484	$37,681	$41,783
Amortization of acquired intangible assets	555	3,355	2,511	6,711
Depreciation and amortization	967	709	1,991	1,389
Stock-based compensation expense	294	157	533	561
Cost of sales adjustment	—	—	—	(1,337)
Restructuring costs	—	—	—	19
Non-GAAP gross profit	$16,724	$25,705	$42,716	$49,126

Gross margin percentage	40.1%	44.6%	45.2%	44.6%
Amortization of acquired intangible assets	1.5%	7.0%	3.0%	7.2%
Depreciation and amortization	2.6%	1.5%	2.4%	1.5%
Stock-based compensation expense	0.8%	0.3%	0.6%	0.6%
Cost of sales adjustment	0.0%	0.0%	0.0%	(1.4)%
Non-GAAP gross margin percentage	45.0%	53.4%	51.2%	52.5%

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES

	As Reported
	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating expenses	$65,427	$31,051	$149,797	$59,925
Restructuring and related charges	(5,749)	(2,267)	(10,033)	(3,417)
Transaction and integration expenses	(2,782)	-	(19,945)	-
Stock-based compensation expense	(6,436)	(3,007)	(17,808)	(5,802)
Amortization of acquired intangible assets	(161)	-	(311)	-
Depreciation and amortization	(2,172)	(491)	(4,237)	(1,030)
Gain/loss on disposal of property and equipment	(371)	(73)	(385)	(73)
Non-GAAP operating expenses	$47,756	$25,213	$97,078	$49,603

R&D operating expenses	$19,222	$6,184	$35,202	$12,613
Stock-based compensation expense	(2,428)	(366)	(3,756)	(782)
Depreciation and amortization	(788)	(131)	(1,659)	(281)
Non-GAAP R&D operating expenses	$16,006	$5,687	$29,787	$11,550

SG&A operating expenses	$37,674	$22,600	$84,617	$43,895
Stock-based compensation expense	(4,008)	(2,641)	(14,052)	(5,020)
Amortization of acquired intangible assets	(161)	-	(311)	-
Depreciation and amortization	(1,384)	(360)	(2,578)	(749)
Gain/loss on disposal of property and equipment	(371)	(73)	(385)	(73)
Non-GAAP SG&A operating expenses	$31,750	$19,526	$67,291	$38,053

	Non-GAAP Pro Forma Combined
	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating expenses	$65,427	$67,773	$153,195	$147,264
Restructuring and related charges	(5,749)	(2,326)	(10,033)	(4,517)
Transaction and integration expenses	(2,782)	-	(30,114)	-
Stock-based compensation expense	(6,436)	(4,500)	(17,808)	(15,675)
Amortization of acquired intangible assets	(161)	(161)	(311)	(321)
Depreciation and amortization	(2,172)	(1,800)	(4,237)	(3,666)
Gain/loss on disposal of property and equipment	(371)	(107)	(385)	(107)
Non-GAAP operating expenses	$47,756	$58,879	$90,307	$122,978

R&D operating expenses	$19,222	$14,918	$35,854	$32,762
Stock-based compensation expense	(2,428)	(741)	(3,756)	(1,544)
Depreciation and amortization	(788)	(523)	(1,659)	(1,051)
Non-GAAP R&D operating expenses	$16,006	$13,654	$30,439	$30,167

SG&A operating expenses	$37,674	$50,529	$77,194	$109,985
Stock-based compensation expense	(4,008)	(3,759)	(14,052)	(14,131)
Amortization of acquired intangible assets	(161)	(161)	(311)	(321)
Depreciation and amortization	(1,384)	(1,277)	(2,578)	(2,615)
Gain/loss on disposal of property and equipment	(371)	(107)	(385)	(107)
Non-GAAP SG&A operating expenses	$31,750	$45,225	$59,868	$92,811

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

	As Reported
	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net loss	$(45,718)	$(17,040)	$(77,875)	$(33,883)
Income tax expense (benefit)	55	301	183	564
Interest income, net	(4,444)	(244)	(9,618)	(316)
Amortization of acquired intangible assets	716	2,800	2,822	5,600
Depreciation and amortization	3,139	826	6,228	1,688
Bargain purchase gain	—	—	(25,213)	—
Restructuring and related charges	5,749	2,267	10,033	3,417
Transaction and integration expenses	2,782	—	19,945	—
Stock-based compensation expense	6,730	3,114	18,341	6,262
Cost of sales adjustment	—	—	(1,812)	—
Gain/loss on disposal of property and equipment	371	73	385	73
Other non-operating expense	(412)	(466)	1,822	(407)
Adjusted EBITDA	(31,032)	(8,369)	(54,759)	(17,002)

	Non-GAAP Pro Forma Combined
	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net loss	$(45,718)	$(39,557)	$(107,693)	$(67,795)
Income tax expense (benefit)	55	303	183	568
Interest income, net	(4,444)	(6,162)	(9,618)	(11,157)
Amortization of acquired intangible assets	716	3,516	2,822	7,032
Depreciation and amortization	3,139	2,509	6,228	5,055
Bargain purchase gain	—	—	—	(25,213)
Restructuring and related charges	5,749	2,326	10,033	4,517
Transaction and integration expenses	2,782	—	30,114	—
Stock-based compensation expense	6,730	4,657	18,341	16,236
Cost of sales adjustment	—	—	—	(1,337)
Gain/loss on disposal of property and equipment	371	107	385	107
Other non-operating expense	(412)	(303)	1,822	754
Adjusted EBITDA	(31,032)	(32,604)	(47,383)	(71,233)